Exhibit 99.1

Elastic Appoints Paul Appleby President, Worldwide Field Operations
Former Kinetica, BMC, Salesforce Executive Joins Elastic to Further Scale the Company

MOUNTAIN VIEW, Calif. --(BUSINESS WIRE)-- Elastic (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch and the Elastic Stack, today announced the appointment of Paul Appleby as president, worldwide field operations. Appleby was most recently the chief executive officer of Kinetica, and will be responsible for enhancing the customer journey, driving global revenue growth, and developing strategies for addressing the large market opportunity for Elastic. Appleby will report to Elastic founder and Chief Executive Officer Shay Banon.

Appleby joins Elastic as the company continues to see increasing demand for its enterprise search, observability and security solutions that are built on a single technology stack under a unified pricing model. Elastic’s unified, resource-based pricing enables customers to predictably control costs and fuel rapid adoption across its solutions.

Appleby brings more than 20 years of experience in senior management roles in the enterprise software industry to Elastic. He has a track record of driving significant scale and sustained growth across all channels, building and leading high-performing teams, leading go-to-market operations, and developing new markets.

Prior to Kinetica, Appleby served as president of worldwide sales and marketing of BMC. He also served in senior leadership roles at Salesforce, Siebel Systems, C3 AI, Travelex, and SAP.

Supporting Quotes:
•“I’m pleased to welcome Paul to Elastic as president of worldwide field operations. He joins us as the demand for our solutions continues to grow, and his more than 20 years of experience in successfully building and leading global teams will help us further scale the company,” said Shay Banon, founder and chief executive officer, Elastic. “Paul is an industry veteran and an experienced global leader who is uniquely qualified for this key leadership position at Elastic as we build on our free and open heritage and drive value for our customers and partners.”

•“Elastic brings customers the speed, scale and simplicity they need to effectively explore and analyze their data using the power of search to drive business insights,” said Paul Appleby, president, worldwide field operations, Elastic. “I’m excited by Elastic’s solutions and how they help to explore and analyze data differently using the power of search and the boundless ability of organizations who use Elastic to solve their most critical and complex challenges.”

Learn more about the Elastic leadership team here.

About Elastic:
Elastic is a search company built on a free and open heritage. Anyone can use Elastic products and solutions to get started quickly and frictionlessly. Elastic offers three solutions for enterprise search, observability, and security, built on one technology stack that can be deployed anywhere. From finding documents to monitoring infrastructure to hunting for threats, Elastic makes data usable in real time and at scale. Thousands of organizations worldwide, including Cisco, eBay, Goldman Sachs, Microsoft, The Mayo Clinic, NASA, The New York Times, Wikipedia, and Verizon, use Elastic to power mission-critical systems. Founded in 2012, Elastic is a distributed company with Elasticians around the globe and is publicly traded on the NYSE under the symbol ESTC. Learn more at elastic.co.
Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risk and uncertainties, which include, but are not limited to, the appointment of our President, Worldwide Field Operations and our future growth. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs in light of currently available information regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements due to uncertainties, risks, and changes in circumstances, including but not limited to those related to: the impact of the COVID-19 pandemic on the macroeconomic environment, on our business, operations, hiring and financial results, and on businesses of our customers and partners, including their spending priorities, the effect of governmental lockdowns, restrictions and new regulations; our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses (which include changes in sales and marketing, research and development and general and administrative expenses), and our ability to achieve and maintain future profitability; our ability to continue to deliver and improve our offerings and successfully develop new offerings, including security-related product offerings and SaaS offerings; customer acceptance and purchase of our existing offerings and new offerings, including the expansion and adoption of our SaaS offerings; our inability to realize value from investments in the business, including R&D investments; our ability to maintain and expand our user and customer base; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our international expansion strategy; our operating results and cash flows; our beliefs and objectives for future operations; the sufficiency of our capital resources; our ability to successfully execute our go-to-market strategy and expand in our existing markets and into new markets, and our ability to forecast customer retention and expansion; our ability to attract and retain qualified employees and key personnel; our ability to onboard, provide training to and integrate new employees; and general market, political, economic and business conditions (including developments and volatility arising from the COVID-19 pandemic). Additional risks and uncertainties that could cause actual outcomes and results to differ materially are included in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 and any subsequent reports filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the

SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements, except as required by law.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Contacts
Lisa Boughner
Elastic Corporate Communications
lisa.boughner@elastic.co

Anthony Luscri
Elastic Investor Relations
ir@elastic.co
(650) 695-1055